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                                                            Exhibit 99.(d)(9)(i)

                  AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                     SALOMON BROTHERS ASSET MANAGEMENT, INC.


     AMENDMENT made as of this 16th day of December, 2002 to the Subadvisory Agreement dated as of November 19, 2001 (the "AGREEMENT"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "ADVISER"), and Salomon Brothers Asset Management Inc., a Maryland corporation (the "SUBADVISER"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1.   NAME CHANGES

All references in the Agreement to the following entities are replaced as indicated below to reflect the new legal names of each entity:

Aetna Life Insurance and Annuity Company replaced by ING Life Insurance and Annuity Company
Portfolio Partners, Inc. replaced by ING Partners, Inc.
PPI Salomon Brothers Mid-Cap Portfolio replaced by ING Salomon Brothers Capital Portfolio
PPI Salomon Brothers Investors Portfolio replaced by ING Salomon
Brothers Investors Value Portfolio

2.   INITIAL AND ADDITIONAL PORTFOLIOS

Insert the following clause after the second WHEREAS clause in the Agreement:

     WHEREAS, the Company offers the separate series listed on Schedule A attached hereto ("Initial Portfolios") and the Company may, from time to time, offer shares representing interests in one or more additional series ("Additional Portfolios"); and

3.   SCHEDULE A

To add a Schedule A as attached hereto and amend the WHEREAS clause beginning "WHEREAS, the Company's Board of Directors ... "as follows:

     WHEREAS, the Company's Board of Directors (the "Board") and the Adviser desire to retain the Subadviser as subadviser for the separate series listed on Schedule A attached hereto (each a "Portfolio", collectively referred to hereinafter as the "Portfolios"), to furnish certain investment advisory services to the Adviser and the Company and the Subadviser is willing to furnish such services;

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4.   DURATION OF AGREEMENT

Paragraph 8 of the Agreement is hereby replaced with the following:

     DURATION OF AGREEMENT. This Agreement shall become effective with respect to each Initial Portfolio on the later of the date of its execution or the date of the commencement of operations of the Initial Portfolio and with respect to any Additional Portfolio, on the later of the date Schedule A is amended to reflect such Additional Portfolio in accordance with Paragraph 14 of the Agreement or the date of the commencement of operations of the Additional Portfolio. Unless terminated in accordance with Paragraph 12 below, the Agreement shall remain in full force and effect for two years from its effective date with respect to each Initial Portfolio and, with respect to each Additional Portfolio, for two years from the date on which such Portfolio becomes a Portfolio hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Portfolio so long as such continuance with respect to such Portfolio is specifically approved at least annually by the Board, provided that in such event such continuance shall also be approved by the vote of a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) ("Independent Directors") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

5.   TERMINATION OF AGREEMENT

Replace the first sentence of Paragraph 12 of the Agreement as follows:

     TERMINATION OF AGREEMENT. Notwithstanding the foregoing, this Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Portfolio on 60 days prior written notice to the Subadviser.

6.   AMENDMENT OF AGREEMENT

     Replace Paragraph 13, Amendment of Agreement, with the following:

     AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective with respect to a Portfolio until approved by vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of such approval, and if required under the 1940 Act a majority of the outstanding voting securities of that Portfolio.

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7.   APPROVAL, AMENDMENT OR TERMINATION

     Add a new paragraph 14 as follows and renumber the existing Paragraph 14 as Paragraph 15:

     14. APPROVAL, AMENDMENT OR TERMINATION. Any approval, amendment or termination of this Agreement with respect to a Portfolio will not require the approval of any other Portfolio or the approval of a majority of the outstanding voting securities of the Company, unless such approval is required by applicable law.

8.   CHANGE IN APPENDIX A

Appendix A to the Agreement is hereby amended to add the compensation for the Additional Portfolios, as specified in Appendix A to this Amendment.

9.   SUBADVISORY AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

10.  EFFECTIVE DATE

This Amendment shall become effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.


                            ING LIFE INSURANCE AND
                            ANNUITY COMPANY


                            BY: /s/ Brian Haendiges
                               ----------------------------------
                               Brian Haendiges, Vice President


                            SALOMON BROTHERS ASSET
                            MANAGEMENT, INC,


                            By: /s/ Peter Cieszko,
                               ---------------------------------
                               Peter Cieszko,

                              A. PETER CIESZKO, JR.
                                Managing Director
                             Head of US Retail and
                                 High Net Worth
                                Asset Management

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                                   SCHEDULE A

                               INITIAL PORTFOLIOS

                     ING Salomon Brothers Capital Portfolio
                 ING Salomon Brothers Investors Value Portfolio


                              ADDITIONAL PORTFOLIOS

                ING Salomon Brothers Aggressive Growth Portfolio

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                                   APPENDIX A

                                  FEE SCHEDULE

For purposes of applying this schedule, all assets managed in a similar style across all ING affiliates will be taken into account.

                  ING Salomon Brothers Capital Portfolio

                   0.50% on the 1st $100 million in assets
                   0.45% on the next $100 million in assets
                   0.40% on the next $200 million in assets
                   0.35% for all assets in excess of $400 million

                  ING Salomon Brothers Investors Value Portfolio

                   0.43% on the 1st $100 million in assets
                   0.40% on the next $100 million in assets
                   0.35% on the next $300 million in assets
                   0.32% on the next $250 million in assets
                   0.30% on the next $250 million in assets
                   0.25% for all assets in excess of $1 billion

                  ING Salomon Brothers Aggressive Growth Portfolio

                   0.35% on the 1st $500 million in assets
                   0.30% from $500 million to $2 billion in assets
                   0.25% for all assets in excess of $2 billion in assets

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